EXHIBIT 10.1

AGREEMENT OF MERGER OF THE
PIPER IMPACT 401(K) PLAN INTO THE
QUANEX CORPORATION 401(K) SAVINGS PLAN

THIS AGREEMENT by Quanex Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Piper Impact 401(k) Plan (the “Piper Plan”) and its related trust (the “Piper Trust”);

WHEREAS, the Company also maintains the Quanex Corporation 401(k) Savings Plan (the “Quanex 401(k) Plan”) and its related trust (the “Quanex 401(k) Trust”);

WHEREAS, the Piper Trust and the Quanex 401(k) Trust are maintained in a master trust (the “Master Trust”) with Fidelity Management Trust Company (“Fidelity”) as the trustee;

WHEREAS, the Company desires to merge the Piper Plan into the Quanex 401(k) Plan and to transfer the assets of the Piper Trust into the Quanex 401(k) Trust within the Master Trust (the “Merger”), with Fidelity as the trustee, all effective December 1, 2005, or such date as determined by the proper officers of the Company (the “Merger Date”); and

WHEREAS, the Board of Directors of the Company has approved resolutions authorizing this Agreement and the transactions contemplated herein;

NOW, THEREFORE, the Company agrees as follows:

(1)           Amendment of the Quanex Plan. Effective as of the Merger Date, the Quanex Plan is hereby amended as follows:

(a)           Section 1.22 of the Quanex Plan is amended by adding thereto the following new sentence at the end thereof:

Effective December 1, 2005, “Eligible Employee” also means an Employee who is employed by the Sponsor in connection with its Piper Impact division.

(b)           The final sentence of Section 2.01 of the Quanex Plan is completely amended to provide as follows:

Notwithstanding any other provision of the Plan to the contrary, (1) an Employee of Imperial Products, Inc. who was employed by Imperial Products, Inc. on April 1, 2000, shall be eligible to participate in the Plan on June 1, 2000, (2) an Employee of Colonial Craft, Inc, who was employed by Colonial Craft, Inc. on February 2, 2002 shall be eligible to participate in the Plan on February 2, 2002 and (3) an Employee of the Sponsor employed primarily in connection with its Piper Impact division on December 1, 2005 shall be eligible to participate in the Plan on December 1, 2005.

(c)           Article III of the Quanex Plan is amended by adding thereto the following new Section 3.15 to the Quanex Plan:

3.15         Special Rule for Employees of the Piper Impact Divisions. Employees eligible to participate in the Plan because they are employed by the Sponsor in connection with its Piper Impact division are not entitled to Supplemental Contributions under Sections 3.04, 3.05 or 3.06.

(d)           Section 5.04 of the Quanex Plan is amended by adding thereto the following new paragraph at the end thereof:

Notwithstanding the foregoing, if a Participant is eligible to participate in the Plan because he is employed by the Sponsor in connection with its Piper Impact division, the only distribution method available for such a Participant is a lump sum payment.

(2)           Merger of the Piper Plan. Effective as of the Merger Date, the Piper Plan and Piper Trust are hereby merged into the Quanex 401(k) Plan and Quanex 401(k) Trust without a gap or lapse in time, coverage or effect so that no participant in either plan is entitled to a distribution of benefits unless and until the person qualifies under the terms of the Quanex 401(k) Plan.

(3)           Section 414(l). The Merger will comply with section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”).

(4)           Transfer and Commingling of Trust Assets. The Company hereby agrees to direct the transfer of assets from the Piper Trust to the Quanex 401(k) Trust within the Master Trust and further agrees that the Benefits Committee, in its sole discretion, may permit the transferred funds to be commingled for purposes of investment with other funds in the Quanex 401(k) Trust or to be maintained separately.

(5)           Single Plan. Upon the Merger, the Quanex 401(k) Plan will be a single plan within the meaning of section 414(l) of the Code.

(6)           Vesting and Preservation of Section 411(d)(6) Protected Benefits. Each Member of the Piper Plan shall vest in his or her account under the terms of the Quanex 401(k) Plan and Quanex 401(k) Trust. All optional forms of benefits and other 411(d)(6) protected benefits (as defined in Treasury Regulation §411(d)-4, Q&A-1) of the Piper Plan, as in effect immediately prior to the Merger, are hereby incorporated into the Quanex 401(k) Plan for use solely with respect to the funds transferred from the Piper Plan into the Quanex 401(k) Plan.

(7)           Conditions Precedent. The transfer of assets and liabilities from the Piper Plan to the Quanex 401(k) Plan are expressly conditioned on (1) the tax qualified status of the Piper Plan and the Quanex 401(k) Plan, (2) the tax exempt status of the Piper Trust and the Quanex 401(k) Trust,  (3) satisfaction of the provisions described herein and (4) the transfer satisfying sections 401(a)(12), 411(d)(6) and 414(l) of the Code and the regulations issued thereunder. Therefore, if the Internal Revenue Service does not approve the Merger or if any of the other conditions are not satisfied, the Piper Plan assets and liabilities that were transferred to the Quanex 401(k) Plan and Quanex 401(k) Trust will revert back to a separate plan and trust established by the Company that are similar to the Piper Plan, as in effect on the Merger Date to be held pursuant to the terms of the new plan, as amended, and the requirements of the law.

(8)           Trustee Acceptance. Fidelity has agreed to effect the transfer of assets within the Master Trust from the Piper Trust into the Quanex 401(k) Trust.

(9)           Compliance with Section 414(l) of the Code. The merger of the Piper Plan into the Quanex 401(k) Plan will comply with section 414(l) of the Code.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed this 17th day of November, 2005, in multiple counterparts, each of which shall be deemed to be an original, to be effective as of the Merger Date.

QUANEX CORPORATION

By:	/s/ Kevin P. Delaney
Name:	Kevin P. Delaney
Title:	Senior Vice President – General Counsel and Secretary

Fidelity, in its capacity as trustee of the Master Trust, hereby acknowledges the directions from the Company set forth herein and agrees to transfer from the Piper Trust and to accept into the Quanex 401(k) Trust all of the assets in the Piper Trust, upon execution of an amendment to the Master Trust Agreement.

FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Rebecca Ethier
Name:	Rebecca Ethier
Title:	Vice President